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                                                                   EXHIBIT 23







                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in the Registration State-ment on Form S-8 related to the 1982 Incentive Stock Option Plan dated April 15, 1983, and the 1992 Incentive Stock Option Plan dated February 14, 1992, of our report dated February 2, 1996, with respect to the financial statements of Technalysis Corporation, appearing in this Annual Report on Form 10-K for the year ended December 31, 1995.






                                                  McGladrey & Pullen, LLP



Minneapolis, Minnesota
March 19, 1996